 Exhibit 10.12

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”) is made as of the ____ of August, 2015 by and between Moxian, Inc., a Nevada corporation (the “Company”), and Beijing Xinhua Huifeng Equity Investment Centre, a limited partnership formed under the laws of People’s Republic of China (the “Xinhua”). Each of the capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Xinhua Subscription Agreement dated June 4, 2015 as defined below.

RECITALS:

WHEREAS, the Company entered into a subscription agreement (“Zhongtou Subscription Agreement”) with Zhongtou Huifeng Investment Management (Beijing) Co. Ltd. (“Zhongtou”) on April 24, 2015, whereby the Company agreed to sell an aggregate of 8,169,000 shares of the Company’s common stock par value $.001 per share (“Common Stock”) at a per share price of $1.00 for gross proceeds of $8,190,000 (approximately RMB50,000,000)(the “Purchase Price”) and to issue to Zhongtou for no additional consideration a warrant (the “Warrant”) to purchase in the aggregate of 32,000,000 shares (“Warrant Shares”) of Common Stock at an exercise price of $2.00 per share, exercisable on or prior to July 31, 2015. On June 4, 2015, the Company and Zhongtou entered into a Termination Agreement to terminate the Zhongtou Subscription Agreement as Zhongtou’s principals have determined to make the investment described in the Zhongtou Subscription Agreement through a different entity, Xinhua. Also on June 4, 2015, the Company and Xinhua entered into a new Subscription Agreement (“Xinhua Subscription Agreement”) on substantially the same terms as the Zhongtou Subscription Agreement (the “Transaction”), substantially in the form of Exhibit A attached hereto. Pursuant to the Xinhua Subscription Agreement, Xinhua shall remit the Purchase Price of $8,190,000 to the Company on or before May 31, 2015 (the “Closing Date”) and the Warrant shall be exercised by Xinhua on or before July 31, 2015 (the “Expiration Date”);

WHEREAS, the parties hereto desire to amend the Xinhua Subscription Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.       Amendment of the Xinhua Agreement.

(a)	The Closing Date of the Transaction shall be extended to September 30, 2015.

(b)	The Expiration Date of the Warrant shall be extended to September 30, 2015.

Section 2.       Miscellaneous.

(a)       Expenses. Each party shall bear its own costs and expenses, including legal fees, incurred or sustained in connection with the preparation of this Agreement and related matters.

(b)       Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Xinhua.

(c)       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Xinhua Subscription Agreement.

(d)       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties

(e)       Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Xinhua Subscription Agreement.

(g)       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)       Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(i)       Except as specifically contemplated by this Agreement, the Xinhua Subscription Agreement shall remain in full force and effect, unaffected by this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Moxian, Inc.

By:
Name:	James Mengdong Chen
Title:	CEO

Beijing Xinhua Huifeng Equity Investment Centre

By:
Name:
Title:

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Exhibit A

Subscription Agreement

Incorporate by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2015

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